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                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                         Extended Systems Incorporated

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

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     2)  Aggregate number of securities to which transaction applies:

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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)  Proposed maximum aggregate value of transaction:

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     5)  Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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     2)  Form, Schedule or Registration Statement No.:

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     3)  Filing Party:

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     4)  Date Filed:

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Information Concerning Participants filed pursuant to Rule 14a-12

     In connection with the proposed merger (the "Merger") between Palm, Inc. ("Palm") and Extended Systems Incorporated ("Extended"), Extended Systems, its directors, executive officers and certain other members of Extended Systems management and employees may be soliciting proxies from Extended Systems stockholders in favor of the transaction.

     Extended Systems' board of directors is comprised of Raymond A. Smelek (Chairman), Steven D. Simpson (President and Chief Executive Officer) John J. Katsaros, John M. Russell, S. Scott Wald and Douglas B. Winterrowd. The executive officer of Extended Systems who may participate in the solicitation of proxies is Karla K. Rosa, Vice President of Finance and Chief Financial Officer. The Extended Systems participants in the solicitation collectively beneficially own 1,948,531 shares of Extended Systems common stock, representing approximately 17.6% of the total Extended Systems common stock outstanding. Mr. Winterrowd beneficially owns 1,246,944 shares, representing 12.0% of such outstanding common stock of Extended Systems. Each of the directors and executive officers of Extended Systems has executed a Voting Agreement and an Irrevocable Proxy in favor of Palm, committing to vote all shares of Extended Systems common stock held by them in favor of the proposed merger. Additional information about the directors and executive officers of Extended Systems is included in Extended Systems' Proxy Statement for its 2000 Annual Meeting of Stockholders filed by Extended Systems with the U.S. Securities and Exchange Commission (the "SEC") on September 20, 2000, and will be included in the joint proxy statements/prospectuses and other relevant documents concerning the proposed merger to be filed by Palm and Extended Systems with the SEC.
INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. Investors will be able to obtain the documents free of charge at the SEC's website (www.sec.gov); in addition, documents will be available free
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of charge by contacting Extended Systems' Heather Markum at (208) 322-7575.